Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Central Federal Bancshares, Inc.

We hereby consent to the use in this Registration Statement on Form S-1 of Central Federal Bancshares, Inc. of our report dated September 10, 2015 appearing in the Prospectus, which is part of this Form S-1, and to the references to our Firm under the heading "Experts" in such Prospectus.

/s/	Michael Trokey & Company, P.C.
Certified Public Accountants

September 10, 2015

St. Louis, Missouri